As filed with the Securities and Exchange Commission on July 2, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Primus Telecommunications Group, Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-1708481
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7901 Jones Branch Drive

McLean, Virginia 22102

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Primus Telecommunications Group, Incorporated Management Compensation Plan

(Full Title of the Plan)

K. Paul Singh

President and Chief Executive Officer

Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive

McLean, Virginia 22102

(703) 902-2800

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Casey T. Fleck, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

(213) 687-5000

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, par value $0.001 per share	1,000,000	$12.22	$12,220,000.00	$681.88
Total	1,000,000	$12.22	$12,220,000.00	$681.88

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock of the Registrant which may become issuable under the management compensation plan being registered pursuant to this Registration Statement by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction, effected as required by such plan.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933 and based on the value attributed to the common stock on the date of the Issuer’s emergence from bankruptcy pursuant to the Joint Plan of Reorganization of Primus Telecommunications Group, Incorporated and its Affiliate Debtors, as confirmed by the Bankruptcy Court for the District of Delaware on June 12, 2009.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*	The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

Primus Telecommunications Group, Incorporated (the “Company” or the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “Commission”):

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on March 16, 2009, June 15, 2009 and July 1, 2009; and

(d)	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-29092) filed with the Commission on July 1, 2009, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that the Company may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to Primus Telecommunications Group, Incorporated. The Delaware General Company Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits the Company to provide in its certificate of incorporation that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

Article Sixth of the Company’s second amended and restated certificate of incorporation provides that a director of Primus Telecommunications Group, Incorporated shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law. In addition, Article Seventh of the Company’s second amended and restated certificate of incorporation provides that the Company shall indemnify and hold harmless and advance expenses to the fullest extent permitted by Delaware law to its directors and officers who are made or are threatened to be made a party or are otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative.

Article V, Section 7 of the amended and restated by-laws of the Company provides that the Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the by-laws of the Company.

The Company expects to enter into indemnification agreements with its directors and certain of its officers. The indemnification agreements shall provide indemnification to the Company’s directors and such officers under certain circumstances for acts or omissions which may not be covered by directors’ and officers’ liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. The Company has obtained directors’ and officers’ liability insurance, which insures against liabilities that its directors or officers may incur in such capacities.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description
3.1*	Second Amended and Restated Certificate of Incorporation of Primus Telecommunications Group, Incorporated

3.2*	Amended and Restated By-Laws of Primus Telecommunications Group, Incorporated

3.3*	Specimen of Stock Certificate for Common Stock

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1**	Primus Telecommunications Group, Incorporated Management Compensation Plan

10.2**	Form of Restricted Stock Unit Agreement

10.3**	Form of Nonqualified Stock Option Agreement

10.4**	Form of Performance Nonqualified Stock Option Agreement

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page to this Registration Statement)

*	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A related to the Registrant’s Common Stock, par value $0.001 per share, filed with the Commission on July 1, 2009.

**	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 1, 2009.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on this 1st day of July, 2009.

Primus Telecommunications Group, Incorporated

By:	/s/ Thomas R. Kloster
Thomas R. Kloster
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints K. Paul Singh and John F. DePodesta, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8 (and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, for the offering which this registration statement relates) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ K. Paul Singh	President, Chief Executive Officer and	July 1, 2009
K. Paul Singh	Director (Chairman)

/s/ John F. DePodesta	Executive Vice President, Secretary,	July 1, 2009
John F. DePodesta	Chief Legal Officer, Chief Corporate
Development Officer and Director

/s/ Thomas R. Kloster	Chief Financial Officer and Assistant	July 1, 2009
Thomas R. Kloster	Secretary

/s/ Peter D. Aquino	Director	July 1, 2009
Peter D. Aquino

/s/ Neil S. Subin	Director	July 1, 2009
Neil S. Subin

/s/ John B. Spirtos	Director	July 1, 2009
John B. Spirtos

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Second Amended and Restated Certificate of Incorporation of Primus Telecommunications Group, Incorporated

3.2*	Amended and Restated By-Laws of Primus Telecommunications Group, Incorporated

3.3*	Specimen of Stock Certificate for Common Stock

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1**	Primus Telecommunications Group, Incorporated Management Compensation Plan

10.2**	Form of Restricted Stock Unit Agreement

10.3**	Form of Nonqualified Stock Option Agreement

10.4**	Form of Performance Nonqualified Stock Option Agreement

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page to this Registration Statement)

*	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A related to the Registrant’s Common Stock, par value $0.001 per share, filed with the Commission on July 1, 2009.

**	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 1, 2009.